SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  September 27, 2000
                                                          ------------------

                          COMMISSION FILE NUMBER 0-7570


 DELAWARE                   CONSTELLATION BRANDS, INC.             16-0716709
                               and its subsidiaries:
 NEW YORK                   BATAVIA WINE CELLARS, INC.             16-1222994
 NEW YORK                   CANANDAIGUA WINE COMPANY, INC.         16-1462887
 NEW YORK                   CANANDAIGUA EUROPE LIMITED             16-1195581
 ENGLAND AND WALES          CANANDAIGUA LIMITED                    98-0198402
 NEW YORK                   POLYPHENOLICS, INC.                    16-1546354
 NEW YORK                   ROBERTS TRADING CORP.                  16-0865491
 NETHERLANDS                CANANDAIGUA B.V.                       98-0205132
 DELAWARE                   FRANCISCAN VINEYARDS, INC.             94-2602962
 CALIFORNIA                 ALLBERRY, INC.                         68-0324763
 CALIFORNIA                 CLOUD PEAK CORPORATION                 68-0324762
 CALIFORNIA                 M.J. LEWIS CORP.                       94-3065450
 CALIFORNIA                 MT. VEEDER CORPORATION                 94-2862667
 DELAWARE                   BARTON INCORPORATED                    36-3500366
 DELAWARE                   BARTON BRANDS, LTD.                    36-3185921
 MARYLAND                   BARTON BEERS, LTD.                     36-2855879
 CONNECTICUT                BARTON BRANDS OF CALIFORNIA, INC.      06-1048198
 GEORGIA                    BARTON BRANDS OF GEORGIA, INC.         58-1215938
 ILLINOIS                   BARTON CANADA, LTD.                    36-4283446
 NEW YORK                   BARTON DISTILLERS IMPORT CORP.         13-1794441
 DELAWARE                   BARTON FINANCIAL CORPORATION           51-0311795
 WISCONSIN                  STEVENS POINT BEVERAGE CO.             39-0638900
 ILLINOIS                   MONARCH IMPORT COMPANY                 36-3539106
(State or other            (Exact name of registrant as         (I.R.S. Employer
 jurisdiction of            specified in its charter)            Identification
 incorporation or                                                No.)
 organization)


            300 WillowBrook Office Park, Fairport, New York   14450
            -----------------------------------------------   -----
                (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code (716) 218-2169
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     Constellation Brands, Inc. released the following information on September 27, 2000 regarding its second quarter 2001 results:

     CONSTELLATION REPORTS 23% INCREASE IN SECOND QUARTER EARNINGS PER SHARE

                           WINE AND BEER LEAD GROWTH

FAIRPORT, NEW YORK, SEPTEMBER 27, 2000 - Constellation Brands, Inc. (NYSE: STZ and STZ.B), today reported record results for the three months ended August 31, 2000 ("Second Quarter 2001"). Net income of $26 million represents an increase of 24 percent over net income of $21 million for the three months ended August 31, 1999 ("Second Quarter 2000"). Earnings per share on a diluted basis were $1.40 for Second Quarter 2001, versus $1.14 for the comparable quarter a year ago, an increase of 23 percent.
     Richard Sands, Chairman, Chief Executive Officer and President of Constellation said, " We are very pleased with the results reported for the quarter and for the first six months of this fiscal year. Led by our North American businesses, we continue to drive sales and earnings growth, particularly in our beer and fine wine portfolio, which outperformed their respective industries. Net sales and operating income for our North American businesses grew eight percent and 21 percent, respectively. Additionally, our free cash flow exceeded earnings and we continue to pay down debt, thereby creating greater financial flexibility as we build a foundation for future growth."

CONSOLIDATED RESULTS
     Net sales reached $637 million for Second Quarter 2001, an increase of three percent over net sales of $622 million reported in Second Quarter 2000. The net sales growth is attributed primarily to increases in beer and fine wine sales in the U.S. and table wine sales in the U.K. For the six months ended August 31, 2000 ("Six Months 2001"), net sales grew by six percent to reach $1.22 billion versus net sales of $1.15 billion reported for the six months ended August 31, 1999 ("Six Months 2000"). Increases in beer sales in the U.S. and table wine sales in the U.K., as well as the inclusion of products from the Black Velvet and Franciscan acquisitions for a full six months, accounted for most of the increase. On a pro forma basis, sales increased four percent year to date. After adjusting for an adverse foreign currency impact, sales for the quarter and for the fiscal year to date period, increased four percent and eight percent, respectively.
     Gross profit grew to $201 million in Second Quarter 2001 from $189 million reported a year ago, an increase of $12 million or six percent. The improvement in gross profit is attributed primarily to increases in volume and pricing on beer and fine wine. As a percent of net sales, gross profit increased 110 basis points to 31.5 percent in Second Quarter 2001 from 30.4 percent in Second Quarter 2000. For Six Months 2001, gross profit was $385 million versus $345 million reported for Six Months 2000. As a percent of net sales, gross profit increased 140 basis points for Six Months 2001 to 31.4 percent. The gross profit and gross margin improvements for Six Months 2001 can be attributed primarily to the Black Velvet and Franciscan acquisitions, as well as increased beer sales.

     Selling, general and administrative expenses increased four percent for Second Quarter 2001 to $130 million from $125 million reported a year ago. Increased corporate expenses accounted for most of the increase. Excluding
Corporate expenses, selling, general and administrative costs declined by 40 basis points as a percent of net sales. For Six Months 2001, selling, general and administrative expenses reached $256 million, an increase of $21 million, or nine percent. The inclusion of selling expenses related to brands acquired in the Black Velvet and Franciscan acquisitions and an increase in Corporate expenses, accounted for most of the increase.
     Operating income in Second Quarter 2001 grew to $71 million versus $64 million in Second Quarter 2000, an increase of 11 percent. For Six Months 2001, operating income increased 17 percent to $128 million from $109 million reported for Second Quarter 2000, excluding the pretax impact of nonrecurring charges reported in Second Quarter 2000.
     Despite higher average borrowing costs, net interest expense for Second Quarter 2001 decreased $2 million, or five percent, to $27 million from $29 million reported for Second Quarter 2000. The decline in interest expense is a direct result of lower average borrowings for the period as the Company used free cash flow to pay down debt. For Six Months 2001, net interest expense increased eight percent from $51 million to $55 million, primarily due to higher debt levels for the full period related to financing the Franciscan and Simi acquisitions.
     As a result of the above factors, net income for Second Quarter 2001 increased 24 percent to $26 million from $21 million for Second Quarter 2000. Earnings per share on a fully diluted basis for Second Quarter 2001 grew by 23 percent to $1.40 from $1.14 reported in Second Quarter 2000. For Six Months 2001, net income grew 25 percent to $44 million from $35 million reported in Six Months 2000, excluding the after-tax impact of nonrecurring charges reported in Six Months 2000.

BARTON
     Barton's net sales for Second Quarter 2001 grew by 14 percent to reach $285 million. Beer sales grew 20 percent for the quarter, of which approximately four percent related to pricing. Spirits sales were down slightly due to the loss of contract production sales. Excluding contract production, spirits sales increased five percent, primarily from price increases on tequila products.
     Operating income grew 21 percent to reach $51 million for Second Quarter 2001 from $42 million reported a year ago. The increase is attributed primarily to growth in beer sales and the reduction of operating expenses as a percent of sales.
     Net sales and operating income for Six Months 2001 increased to $520 million and $89 million, respectively. Net sales and operating income increased 15 percent and 22 percent, respectively, primarily due to the inclusion of products from the Black Velvet acquisition for the full six months. On a pro forma basis, net sales and operating income increased 13 percent and 17 percent, respectively.

CANANDAIGUA WINE
     Canandaigua Wine's net sales for Second Quarter 2001 were $168 million, decreasing slightly from Second Quarter 2000 net sales of $170 million. The decrease is due to lower concentrate sales and lower international sales.
     Operating income for Second Quarter 2001 remained virtually unchanged when compared with Second Quarter 2000.
     Net sales for Six Months 2001 of $330 million decreased one percent when compared to a year ago. Operating income for Six Months 2001 remained virtually unchanged compared to Six Months 2000, excluding the pretax impact of nonrecurring charges reported for Six Months 2000.

MATTHEW CLARK
     Net sales for Matthew Clark were $170 million for Second Quarter 2001 versus $183 million reported for the comparable quarter a year ago, a decrease of seven percent. The majority of the decline, or $10 million, relates to an adverse foreign currency impact. The remaining difference is attributed to a decrease in draft cider sales, partially offset by growth in wine, packaged cider and wholesale sales.
     Despite the decline in net sales, operating income for Second Quarter 2001 grew to $12 million, an increase of two percent versus the comparable quarter a year ago. The increase was due primarily to improved operating efficiencies from the consolidation of cider production. Additionally, Matthew Clark Wholesale continues to focus on depot rationalization as the number of depots were reduced from 13 to 11.
     Net sales of $339 million for Six Months 2001 were down from the $350 million reported for the comparable period a year ago. Excluding the pretax nonrecurring charges reported in Six Months 2000, operating income for Six Months 2001 increased two percent to reach $23 million. Excluding an adverse foreign currency impact and the pretax nonrecurring charges, net sales and operating income would have increased two percent and seven percent, respectively.

FRANCISCAN
     Franciscan's net sales for Second Quarter 2001 increased 25 percent to reach $21 million from $17 million reported for Second Quarter 2000, driven by increases in pricing and volume. Operating income more than doubled to reach $4 million, also driven by pricing and volume increases.
     Net sales and operating income for Six Months 2001 were $43 million and $10 million, respectively. On a pro forma basis, net sales for Six Months 2001 increased 19%.

     Constellation Brands, Inc., headquartered in Fairport, New York, is a leader in the production, marketing and distribution of beverage alcohol products in North America and the United Kingdom. The Company markets leading brands, including imported beers, wines, spirits, cider and bottled water, and is a leading drinks wholesaler in the United Kingdom. Constellation can be found on the Internet at www.cbrands.com.

                    CONSOLIDATED FINANCIAL STATEMENTS FOLLOW

                  CONSTELLATION BRANDS, INC., AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                              August 31, 2000  February 29, 2000
                                                 (unaudited)       (audited)
                                              ---------------  -----------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash investments                   $         4,150    $        34,308
  Accounts receivable, net                            358,297            291,108
  Inventories, net                                    604,346            615,700
  Prepaid expenses and other current assets            64,723             54,881
                                              ---------------    ---------------
    Total current assets                            1,031,516            995,997
PROPERTY, PLANT AND EQUIPMENT, net                    530,069            542,971
OTHER ASSETS                                          778,474            809,823
                                              ---------------    ---------------
   Total assets                               $     2,340,059    $     2,348,791
                                              ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Notes payable                               $        43,300    $        26,800
  Current maturities of long-term debt                 20,775             53,987
  Accounts payable                                    137,717            122,213
  Accrued excise taxes                                 43,530             30,446
  Other accrued expenses and liabilities              250,964            204,771
                                              ---------------    ---------------
    Total current liabilities                         496,286            438,217
LONG-TERM DEBT, less current maturities             1,144,984          1,237,135
DEFERRED INCOME TAXES                                 116,918            116,447
OTHER LIABILITIES                                      31,836             36,152
STOCKHOLDERS' EQUITY                                  550,035            520,840
                                              ---------------    ---------------
  Total liabilities and stockholders' equity  $     2,340,059    $     2,348,791
                                              ===============    ===============

                       CONSTELLATION BRANDS, INC., AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          (in thousands, except per share data)

                                                   Three Months        Three Months
                                                       Ended               Ended
                                                  August 31, 2000     August 31, 1999   Percent
                                                    (unaudited)         (unaudited)      Change
                                                  ---------------     ---------------   -------
Gross sales                                       $       828,668     $       814,845        2%
Net sales                                         $       637,490     $       621,580        3%
Cost of product sold                                     (436,851)           (432,452)       1%
                                                  ---------------     ---------------
  Gross profit                                    $       200,639     $       189,128        6%
Selling, general and administrative expenses             (129,935)           (125,320)       4%
  Operating income                                         70,704              63,808       11%
                                                  ---------------     ---------------
Interest expense, net                                     (27,187)            (28,640)      -5%
                                                  ---------------     ---------------
  Income before taxes                                      43,517              35,168       24%
Provision for income taxes                                (17,407)            (14,067)      24%
                                                  ---------------     ---------------
  Net income                                      $        26,110     $        21,101       24%
                                                  ===============     ===============

Earnings per common share:
  Basic                                           $          1.43     $          1.17       22%
  Diluted                                         $          1.40     $          1.14       23%
Weighted average common shares outstanding:
  Basic                                                    18,300              18,010        2%
  Diluted                                                  18,675              18,499        1%

Segment Information:
Net sales:
  Barton
    Beer                                          $       212,159     $       177,195       20%
    Spirits                                                72,561              73,010       -1%
                                                  ---------------     ---------------
      Net sales                                   $       284,720     $       250,205       14%
  Canandaigua Wine
    Branded                                       $       149,272     $       150,779       -1%
    Other                                                  18,786              19,449       -3%
                                                  ---------------     ---------------
      Net sales                                   $       168,058     $       170,228       -1%
  Matthew Clark
    Branded                                       $        76,368     $        80,879       -6%
    Wholesale                                              93,310             102,331       -9%
                                                  ---------------     ---------------
      Net sales                                   $       169,678     $       183,210       -7%
  Franciscan                                      $        21,393     $        17,137       25%
  Corporate Operations and Other                  $           774     $         2,004      -61%
  Intersegment eliminations                       $        (7,133)    $        (1,204)     492%
                                                  ---------------     ---------------
Consolidated net sales                            $       637,490     $       621,580        3%
                                                  ===============     ===============

Operating income:
  Barton                                          $        50,613     $        41,962       21%
  Canandaigua Wine                                         10,415              10,412        0%
  Matthew Clark                                            12,222              11,980        2%
  Franciscan                                                4,242               1,571      170%
  Corporate Operations and Other                           (6,788)             (2,117)     221%
                                                  ---------------     ---------------
Consolidated operating income                     $        70,704     $        63,808       11%
                                                  ===============     ===============

                                     CONSTELLATION BRANDS, INC., AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                        (in thousands, except per share data)

                                                   Six Months            Six Months
                                                     Ended                 Ended
                                                August 31, 2000       August 31, 1999    Percent
                                                  (unaudited)           (unaudited)       Change
                                                ---------------       ---------------    -------
Gross sales                                     $     1,603,190       $     1,519,834         5%
Net sales                                       $     1,223,070       $     1,151,749         6%
Cost of product sold                                   (838,558)             (806,499)        4%
                                                ---------------       ---------------
  Gross profit                                  $       384,512       $       345,250        11%
Selling, general and administrative expenses           (256,344)             (235,821)        9%
Other nonrecurring charges                                 -                   (5,510)       N/A
                                                ---------------       ---------------
  Operating income                              $       128,168       $       103,919        23%
Interest expense, net                                   (54,814)              (50,675)        8%
                                                ---------------       ---------------
  Income before taxes                                    73,354                53,244        38%
Provision for income taxes                              (29,342)              (21,297)       38%
                                                ---------------       ---------------
  Net income                                    $        44,012       $        31,947        38%
                                                ===============       ===============

Earnings per common share:
  Basic                                         $          2.41       $          1.78        35%
  Diluted                                       $          2.36       $          1.73        36%
Weighted average common shares outstanding:
  Basic                                                  18,265                17,994         2%
  Diluted                                                18,627                18,459         1%

Segment Information:
Net sales:
  Barton
    Beer                                        $       375,293       $       323,806        16%
    Spirits                                             145,107               127,149        14%
                                                ---------------       ---------------
      Net sales                                 $       520,400       $       450,955        15%
  Canandaigua Wine
    Branded                                     $       293,838       $       295,171         0%
    Other                                                36,598                38,616        -5%
                                                ---------------       ---------------
      Net sales                                 $       330,436       $       333,787        -1%
  Matthew Clark
    Branded                                     $       145,983       $       155,254        -6%
    Wholesale                                           193,233               194,753        -1%
                                                ---------------       ---------------
      Net sales                                 $       339,216       $       350,007        -3%
  Franciscan                                    $        43,282       $        17,137       153%
  Corporate Operations and Other                $         1,859       $         2,889       -36%
  Intersegment eliminations                     $       (12,123)      $        (3,026)      301%
                                                ---------------       ---------------
Consolidated net sales                          $     1,223,070       $     1,151,749         6%
                                                ===============       ===============

Operating income:
  Barton                                        $        89,448       $        73,459        22%
  Canandaigua Wine                                       18,396                16,019        15%
  Matthew Clark                                          22,596                19,310        17%
  Franciscan                                              9,658                 1,571       515%
  Corporate Operations and Other                        (11,930)               (6,440)       85%
                                                ---------------       ---------------
Consolidated operating income                   $       128,168       $       103,919        23%
                                                ===============       ===============

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CONSTELLATION BRANDS, INC.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Executive Vice
                                             President and Chief Financial
                                             Officer


                                  SUBSIDIARIES


                                        BATAVIA WINE CELLARS, INC.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA WINE COMPANY, INC.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA EUROPE LIMITED

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA LIMITED

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Finance Director
                                             (Principal Financial Officer and
                                             Principal Accounting Officer)


                                        POLYPHENOLICS, INC.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        ROBERTS TRADING CORP.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, President and
                                             Treasurer

                                        CANANDAIGUA B.V.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Chief
                                             Financial Officer


                                        FRANCISCAN VINEYARDS, INC.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        ALLBERRY, INC.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        CLOUD PEAK CORPORATION

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        M.J. LEWIS CORP.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        MT. VEEDER CORPORATION

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        BARTON INCORPORATED

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                        BARTON BRANDS, LTD.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BEERS, LTD.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF CALIFORNIA, INC.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF GEORGIA, INC.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON CANADA, LTD.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON DISTILLERS IMPORT CORP.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON FINANCIAL CORPORATION

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        STEVENS POINT BEVERAGE CO.

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        MONARCH IMPORT COMPANY

Dated:  September 27, 2000              By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(27) FINANCIAL DATA SCHEDULE

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None